                            SECURED PROMISSORY NOTE

$945,000.00                                                Richfield, Minnesota
                                                                   June 9, 1995


    FOR VALUE RECEIVED, the undersigned, PAPER WAREHOUSE, INC., A MINNESOTA CORPORATION, promises to pay to the order of RICHFIELD BANK & TRUST CO. (the "Bank"), at its office in Richfield, Minnesota, or at such other place as the holder hereof may designate from time to time, in lawful money of the United States of America the principal sum of Nine Hundred Forty-five Thousand and no/100 Dollars ($945,000.00), together with interest thereon at the rate
specified hereinafter, payable in the manner described below.   Interest shall
be computed on the basis of the actual number of days elapsed and a 360-day year.

    Interest shall accrue on the unpaid principal balance of this Note from and after the date hereof at an annual rate of 9.75%; provided, however, that the interest rate on this Note shall be adjusted on December 1, 1995 and on the first day of December in years 1998, 2001, 2004, 2007, 2010, 2013, 2016 and 2019 (the "Adjustment Dates") to a rate equal to 350 basis points (3.50%) over the Index, as defined hereinafter. The "Index" is the published weekly average of yield on United States Treasury Bills adjusted to a constant maturity of three (3) years for the most recent week available on the Adjustment Date, as published and made available by the Federal Reserve Board pursuant to its FEDERAL RESERVE STATISTICAL RELEASE H.15 (519) rounded up to the nearest 1/8 of one percent; provided, however, that in the event such weekly average yield is no longer available, the Index shall be a substantially comparable index selected by the Bank in its discretion.

    Notwithstanding the foregoing, if the transaction evidenced by this Note is described in Minnesota Statutes Section 334.01, Subdivision 2, any principal and interest past due more than 10 days shall bear interest from the date due until paid at 2% per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Index.

    The undersigned shall pay interest only commencing on the first day of July, 1995 and on the first day of each month thereafter to and including the first day of December, 1995. Commencing on the first day of the first month following each Adjustment Date, and on the first day of each month thereafter to and including the next occurring Adjustment Date (and with respect to the period following the last Adjustment Date, to and including November 1, 2015), the undersigned shall make equal monthly payments of principal and interest in an amount equal to the amount that would be required to fully amortize the principal balance as of each Adjustment Date, together with interest at the rate established on each such Adjustment Date, on a monthly basis over a period ending November 30, 2015, and sufficient to provide for payment of accrued interest on an unpaid principal balance. On December 1, 2015, a final payment of all remaining unpaid principal, together with accrued interest, shall be due and payable in full.

    All or any part of the unpaid balance of this Note may be prepaid at any time without penalty. All payments made hereunder, including any prepayment, shall be applied first to the payment of other charges under this Note, second to the payment of interest accrued through the date of payment, third, to installments of principal then due under this Note and fourth to payment of future installments of principal under this Note in inverse order of maturity. The undersigned represents, certifies and agrees that all advances under this Note shall be used solely for business purposes.

    This Note is secured by a Combination Mortgage and Security Agreement and Fixture Financing Statement, and an Assignment of Leases and Rents, both dated the date hereof (the "Mortgage" and the "Assignment of Leases") covering certain real property and improvements thereon owned by the undersigned and located in Hennepin County, Minnesota.

    In the event of any default in the payment of this Note or the occurrence of an "event of default" under the terms of the Mortgage or the Assignment of Leases, or in any other note, obligation, agreement, mortgage or writing heretofore, herewith or hereafter given to or acquired by the holder of this Note to which any maker, endorser, guarantor or surety of this Note or any other person providing security for this Note or for any guaranty for this
Note is a party, then in any such event the holder of this Note may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall become due and payable for the entire unpaid principal balance of this Note plus accrued interest and other charges on this Note without any presentment, demand, protest or other notice of any kind.

    The undersigned (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; (ii) agrees to promptly provide all present and future holders of this Note from time to time with financial statements of the undersigned and such other information respecting the financial condition, business and property of the undersigned as any such holder of this Note may reasonably request, in form and substance acceptable to such holder of this Note; (iii) agrees that when or at any time after this Note becomes due the then holder of this Note may offset or charge the full amount owing on this Note against any account then maintained by the undersigned with such holder of this Note as long as the undersigned is promptly notified of any such action; (iv) agrees to pay on demand all costs and expenses of all present and future holders of this Note in connection with this Note and any security and guaranties for this Note, including but not limited to reasonable attorneys' fees and legal expenses, plus interest on such amounts at the rate set forth in this Note; and
(v) consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any security or guaranty for this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the undersigned against the Bank or any other present or future holder of this Note relating in any way to this Note or any security or guaranty for this Note shall be venued in either the District
Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. Interest on any amount under this Note shall continue to accrue, at the option of any present or future holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.

    No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of all present and future holders of this Note shall be cumulative and may be exercised singly, concurrently or successively.
This Note shall bind the undersigned and the heirs, representatives, successors and assigns of the undersigned. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

                             PAPER WAREHOUSE, INC.


                             By   /s/ Yale T. Dolginow
                                ------------------------------------------
                                  Yale T. Dolginow
                             Its President










                                       3